UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

REIN THERAPEUTICS, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 2(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. 2025 Annual Meeting Proxy Card IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. A Proposals — The Board of Directors recommends a vote FOR the nominee listed, and FOR Proposal 2. 1. To elect one Class II director. 01 – William C. Fairey Mark here to vote FOR the nominee Mark here to WITHHOLD vote from the nominee 2. To approve, on a non-binding advisory basis, our named executive officer compensation. For Against Abstain B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below. Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. 1 UPX 0459OC

IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Proxy - Rein Therapeutics, Inc. Notice of 2025 Annual Meeting of Stockholders Proxy Solicited by Board of Directors for Annual Meeting — June 24, 2025 Brian Windsor, Ph.D. and Timothy M. Cunningham, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present online, at the Annual Meeting of Stockholders of Rein Therapeutics, Inc. to be held on June 24, 2025 or at any postponement or adjournment thereof. This Proxy, when properly executed, will be voted as directed. If no direction is given, the Proxies will have authority to vote FOR Proposal 1 “Election of one Class II Director” and FOR Proposal 2 “Approval of Named Executive Officer Compensation”. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Annual Meeting. Virtual attendance of the undersigned at the Annual Meeting or at any adjournment thereof will not be deemed to revoke this Proxy unless the undersigned revokes this Proxy in writing or attends the Annual Meeting online and votes during the meeting. Unless voting by the internet or telephone, please complete, sign and date this proxy card and return it in the enclosed postage-prepaid envelope. (Items to be voted appear on reverse side)